EXHIBIT 99.1

Contact:
Ellen Corliss
 SVP, Investor Relations &
Corporate Communications
Oxygen Biotherapeutics, Inc.
(919) 855-2112

Oxygen Biotherapeutics Announces 20:1 Reverse Stock Split Effective After Market Close on May 10th

MORRISVILLE, NC, May 10, 2013 – Oxygen Biotherapeutics, Inc. (NASDAQ: OXBT), today announced the effectiveness of a 20-to-one reverse stock split of its common stock. The reverse stock split was approved by the Company’s stockholders at a Special Meeting of Stockholders held on April 26, 2013, and was approved by the Company’s Board of Directors on that same date.

The reverse stock split is intended to increase the per share trading price of the Company’s common stock to satisfy the $1.00 minimum bid price requirement for continued listing on the NASDAQ Capital Market. Notwithstanding the reverse stock split, there can be no assurance that the Company will be able to regain compliance with the minimum bid price or other NASDAQ continued listing requirements or maintain its listing. As a result of the reverse stock split, every 20 shares of the Company’s common stock issued and outstanding prior to the opening of trading on May 13, 2013 will be consolidated into one issued and outstanding share, with no change in the nominal par value per share of $0.0001. No fractional shares will be issued as a result of the reverse stock split. Instead, the company will round up to the nearest whole number the amount of shares stockholders would be entitled to receive in connection with the reverse stock split.

Trading of the Company’s common stock on the NASDAQ Capital Market will continue, on a split-adjusted basis, with the opening of the markets on Monday, May 13, 2013, under new CUSIP number 69207P308. Shares of the Company’s common stock will continue to trade under the symbol “OXBT”. Immediately subsequent to the reverse stock split, there will be approximately 1,931,628 shares of the Company’s common stock issued and outstanding.

The Company has retained its transfer agent, Interwest Transfer Company, to act as its exchange agent for the reverse split. Interwest will provide shareholders of record as of the effective date a letter of transmittal providing instructions for the exchange of their certificates, if they wish to do so, however, an exchange is not required. Shareholders owning shares via a broker or other nominee will have their positions automatically adjusted to reflect the reverse stock split, subject to brokers’ particular processes, and will not be required to take any action in connection with the reverse stock split.

For more information regarding the Company’s reverse stock split, please refer to the definitive proxy statement filed by the Company with the Securities and Exchange Commission on Schedule DEF 14A on March 28, 2013. The definitive proxy statement is available online on the company’s Investor website page (http://www.oxybiomed.com/investors.html) under the SEC Filings tab.

About Oxygen Biotherapeutics, Inc.

Oxygen Biotherapeutics, Inc. is developing medical products that efficiently deliver oxygen to tissues in the body. The company has developed a proprietary perfluorocarbon (PFC) therapeutic oxygen carrier called Oxycyte® that is currently in clinical and preclinical studies for intravenous delivery for indications such as traumatic brain injury, decompression sickness and stroke. The company is also developing PFC-based creams and gels for topical delivery to the skin for dermatologic conditions and potentially wound care. In addition, the Company has commercialized its Dermacyte® line of skin care cosmetics for the anti-aging market. Dermacyte is now out-licensed to Valor Cosmetics of Switzerland.

Caution Regarding Forward-Looking Statements

This news release contains certain forward-looking statements by the company that involve risks and uncertainties and reflect the company’s judgment as of the date of this release. The forward-looking statements are subject to a number of risks and uncertainties including matters beyond the company’s control that could lead to the company not remaining in compliance with NASDAQ rules, delisting from NASDAQ if compliance is not maintained, delays in new product introductions and customer acceptance of these new products, and other risks and uncertainties as described in our filings with the Securities and Exchange Commission, including in the current Form 10-Q filed on March 18, 2013, and our annual report on Form 10-K filed on July 24, 2012, as well as other filings with the SEC. The company disclaims any intent or obligation to update these forward-looking statements beyond the date of this release. This caution is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

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